VOTING TRUST AND ESCROW AGREEMENT

THIS VOTING TRUST AND ESCROW AGREEMENT (“Agreement”) is made and entered into as of the 21st day of November, 2006 by and among the board members of Xi’an Amorphous Alloy Science & Technology Co., Ltd. (“Alloy Science”), the holding company of Xi’an Amorphous Alloy Zhongxi & Technology Co., Ltd. (“Zhongxi”), as attorney-in-fact for each of the shareholders of China Power Equipment, Inc. (the “Corporation”) set forth on Schedule A attached hereto (each a “Holder” and collectively, the “Holders”), and Yarong Feng and Guoan Zhang (“Voting Trustees”).

RECITALS:

WHEREAS, each of the Holders shall own shares of voting common stock in the Corporation. Such shares were issued by the Corporation in an aggregate number of 3,803,625 shares, which were determined by the Corporation in consideration of the management entrustment agreement between Zhongxi and An Sen (Xi'an) Power Science & Technology Co., Ltd., a PRC subsidiary 100% owned by the Corporation.

WHEREAS, the stockholder meeting of Alloy Science held on November 21, 2006 (the “Alloy Science Stockholder Meeting”) resolved that this Agreement has been approved and it is in the best interest of the parties to this Agreement and the Corporation that this Agreement is to be made.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and obligations set forth herein, the parties agree as follows:

1. Voting Trust.

1.1. Creation of Voting Trust. The Voting Trustees, and each of them, are hereby appointed voting trustees under the voting trust created by this Agreement. During the term of this Agreement the Voting Trustees shall act as voting trustees in respect of the tendered shares of stock in the Corporation, and any additional voting shares subsequently received by the Voting Trustees as a result of the operation of this Agreement (such tendered shares and subsequent shares to be collectively referred to as the “Shares”), with all the powers, rights and privileges and subject to all the conditions and covenants hereinafter set forth.

1.2. Issue of Share Certificates To Voting Trustees. After the execution and delivery of this Agreement, when the Corporation issues shares to the Holders, it shall issue the shares in the name of the Voting Trustees one stock certificate representing the aggregate of the shares to Holders. The Voting Trustees are authorized and empowered to cause to be made any further transfers of the Shares which may become necessary through the occurrence of any change of persons holding the office of Voting Trustee.

1.3. Delivery of Voting Trust Certificates. Upon receipt by the Voting Trustees of the certificate for the Shares, the Voting Trustees shall hold the Shares, in trust, subject to the terms and conditions of this Agreement and shall deliver or cause to be delivered to each Holder voting trust certificates (“Voting Trust Certificates” or “Certificates”), in the form provided for in Section 2.1, representing in the aggregate the total number of Shares deposited by each Holder. The fact that such certificates are issued pursuant to this Agreement shall be noted by the Corporation on its stock transfer records.

1.4. Acceptance of Trust. The Voting Trustees accept the trust created hereby in accordance with all of the terms and conditions contained in this Agreement. The Shares shall be held by the Voting Trustees for the purposes of and in accordance with this Agreement, and none of the Shares, or any interest therein, shall be sold or otherwise disposed of, pledged or encumbered by the Voting Trustees, except as provided in this Agreement.

2. Voting Trust Certificates.

2.1. Form. The Voting Trust Certificates to be issued and delivered by the Voting Trustees under this Agreement in respect of the Shares shall be substantially in the following form, with such changes therein consistent with the provisions of this Agreement as the Voting Trustees and the attorney-in-fact for the Holders may from time to time approve:

THIS CERTIFICATE AND THE SECURITIES REPRESENTED BY IT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THIS CERTIFICATE AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR OTHER QUALIFICATION RELATING TO THE CERTIFICATE AND SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION AND VOTING TRUSTEES RECEIVE AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND VOTING TRUSTEES THAT SUCH REGISTRATION OR OTHER QUALIFICATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER, SALE, OFFER OR DISPOSITION.

No. _________________________	_________________________Shares

_______________

[Holder’s Name]

VOTING TRUST CERTIFICATE FOR COMMON

STOCK OF CHINA POWER EQUIPMENT, INC. (the “Corporation”)

THIS IS TO CERTIFY THAT:

1. This voting trust certificate is issued pursuant to, and the rights of the holder hereof are subject to the terms and conditions of, a Voting Trust and Escrow Agreement (the “Voting Trust Agreement”) dated [DATE] among certain of the shareholders (“Holders”) of China Power Equipment, Inc. (“Corporation”), and [TRUSTEES] (“Voting Trustees”). Copies of the Voting Trust Agreement are kept on file by the Voting Trustees in their offices at [ADDRESS], have been deposited with the Corporation at its registered office (or with the officer or agent having charge of its stock transfer books), and are open to inspection in accordance with the requirement of law.

2. By acceptance of this certificate, the Holder thereof, and every transferee, agrees to be bound by the terms of this certificate and of the Voting Trust Agreement.

3. Upon the termination of the Voting Trust Agreement, the Holder shall be entitled to receive a certificate or certificates for shares upon the release of such shares pursuant to Section 9.2 of the Voting Trust Agreement. Until such receipt or release the Holder shall from time to time be entitled to receive from the Voting Trustees dividends and distributions payable in cash and property other than voting stock of the Corporation, if any, received by or for the account of the Voting Trustees upon such shares. If the Voting Trustees shall receive any additional shares issued by way of dividend upon, or in exchange for the certificates for shares represented by this certificate, or upon the exercise of any right of subscription pursuant to Section 3.2 of the Voting Trust Agreement, the Voting Trustees shall hold such shares in accordance with the terms of the Voting Trust Agreement and shall issue Voting Trust Certificates in respect thereof.

4. Until the re-transfer to the Holder hereof of certificates for the shares represented by this certificate, the Voting Trustees shall possess and be entitled to exercise all rights and powers to vote the shares as provided in the Voting Trust Agreement, and no Holders of this certificate shall in such capacity have any rights or powers to vote such shares.

5. This certificate is transferable only on the books of the Voting Trustees to be kept by them, or their agents, upon surrender hereof (duly endorsed in blank or accompanied by a proper instrument or assignment duly executed in blank, together with all requisite transfer tax stamps attached thereto and an amount sufficient to pay all Federal, state and local taxes or other governmental charges, if any, then payable in respect of such transfer) by the registered Holder in person or by such Holder's duly authorized attorney. Until this certificate is so transferred, the Voting Trustees may treat the registered Holder hereof as the absolute owner hereof for all purposes whatsoever. The rights and powers to transfer this certificate are expressly limited by and subject to the transfer restrictions contained in the Voting Trust Agreement.

6. This certificate is not valid unless signed by the Voting Trustees.

The undersigned Voting Trustees have caused this certificate to be signed this [DATE].

________________________________
_________________________, Trustee
________________________________
_________________________, Trustee
2.2. Restrictions on Certificate Transfers

2.2.1. Applicability of Restrictions. The restrictions on transfer of Voting Trust Certificates are intended to apply during the term of the voting trust created under in this Agreement.

2.2.2. Restriction on Lifetime Disposition. No Holder shall dispose of (and the terms “dispose of” and “disposition” as used in this Agreement mean any sale, transfer, assignment, pledge, mortgage, distribution or other form of disposition or conveyance, whether voluntary, involuntary, or by operation of law, or in the case of a non-individual Holder, pursuant to a merger, consolidation, sale of assets or other reorganization, and whether testamentary or inter vivos) all or any part of his interest in a Voting Trust Certificate issued hereunder, except under the conditions set forth in this Agreement. Until the termination of this Agreement, each Voting Trust Certificate shall remain subject to this Agreement even though an offer or offers are made under this Agreement, but not accepted. Each person, personal representative, entity or successor in interest who acquires an interest in a Voting Trust Certificate issued hereunder shall hold it subject to the terms of this Agreement. Every transferee of a Voting Trust Certificate, by the acceptance of such Certificate, shall become a party to this Agreement, and shall assume all rights and obligations which the transferor had under this Agreement.

2.2.3. Disposition Upon Death. Upon the death of a Holder, the estate of the deceased Holder (or the distributee of the estate) shall be deemed to have succeeded to the decedent's interest in this Agreement, and shall be deemed to have agreed to assume decedent's obligations under this Agreement.

2.3 Transfer; Registered Holder; Transfer Books. The Voting Trustees shall keep available for inspection by Holders at the office of the Voting Trustees set forth in the Voting Trust Certificate (or at such other office of which the holders thereof have been notified in writing) correct and complete books and records of account relating to the voting trust created by this Agreement and a record of all Holders. The Voting Trust Certificates shall be transferable only on the books of the Voting Trustees, upon surrender of such Voting Trust Certificates (duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank, together with all requisite transfer tax stamps attached thereto and an amount sufficient to pay all Federal, State and local taxes or other governmental charges, if any, then payable in connection with such transfer) by the registered Holder in person or by such Holder's duly authorized attorney. Upon the surrender of any Voting Trust Certificate for transfer, the Voting Trustees shall cancel such Voting Trust Certificate and issue to the transferee (and to the registered holder of such Voting Trust Certificate, in the case of a partial transfer) a new Voting Trust Certificate or Certificates in the same form and representing in the aggregate the same number of Shares of the Corporation as the Voting Trust Certificates presented for cancellation. Any Voting Trust Certificate or Certificates may be exchanged for another Voting Trust Certificate or other Voting Trust Certificates for a like aggregate amount, but in different denominations.

2.4. Record Ownership. The Voting Trustees may treat the registered Holder of each such Voting Trust Certificates as the absolute owner thereof for all purposes whatsoever, and accordingly shall not be required to recognize any legal, equitable or other claim or interest in such Voting Trust Certificate on the part of any other person, whether or not the Voting Trustees shall have express or other notice thereof.

2.5. Replacement of Mutilated or Lost Certificates. In case any Voting Trust Certificate shall become mutilated or be destroyed, lost or stolen, the registered Holder thereof shall immediately notify the Voting Trustees, who, subject to the following sentence, shall issue and deliver to such Holder a new Voting Trust Certificate of like tenor and denomination in exchange for and upon cancellation of the Voting Trust Certificate so mutilated, or in substitution for the Voting Trust Certificate so destroyed, lost or stolen. The applicant for such substituted Voting Trust Certificate shall furnish proof reasonably satisfactory to the Voting Trustees of such destruction, loss or theft, and, upon request, shall furnish indemnity reasonably satisfactory to the Voting Trustees and shall comply with such other reasonable requirements as the Voting Trustees may prescribe.

3. Dividends and Distributions; Subscriptions.

3.1. Dividends or Distributions Payable in Cash or Other Property. The Voting Trustees shall, from time to time, pay or cause to be paid to Holders, their pro rata share of any dividends or distributions payable in cash or property, other than voting stock of the Corporation, collected by the Voting Trustees upon the Shares deposited hereunder. For the purpose of making any such payment, or for any other purpose, the Voting Trustees may, in their discretion, fix such date as they may reasonably determine as a record date for the determination of persons entitled to any payments or other benefits hereunder, or order their transfer books closed for such period or periods of time as they shall deem proper.

3.2. Share Dividends or Distributions. The Voting Trustees shall receive and hold, subject to the terms of this Agreement, any voting stock of the Corporation issued in respect of the Shares by reason of any recapitalization, share dividend, split, combination or the like and shall issue and deliver Voting Trust Certificates therefor to the Holders in proportion to their respective interests therein as shown on the books of the Voting Trustees.

4. Matters Relating to Administration of Voting Trust; Voting.

4.1. Action by Voting Trustees. The number of Voting Trustees shall be two. In all matters except as expressly provided for in this Agreement, the Voting Trustees shall act as a group. The action of a majority of the entire number of Voting Trustees as stated above, expressed from time to time at a meeting, or by a writing without a meeting, shall, except as otherwise herein stated, constitute the action of the Voting Trustees and shall have the same effect as if assented to by all. At any meeting of the Voting Trustees, any Voting Trustee may vote in person or by written proxy given to any other Voting Trustee; and any Voting Trustee may give a power of attorney to any other Voting Trustee to sign for him in case of action of the Voting Trustees taken in writing without a meeting. The Voting Trustees may adopt their own rules of procedure.

4.2. Rights and Powers of Voting Trustees. The Voting Trustees shall possess and be entitled, subject to the provisions hereof, in their discretion, to exercise all the rights and powers of absolute owners of all Shares, including, but without limitation, the right to receive dividends on Shares, and the right to vote, consent in writing or otherwise act with respect to any corporate or shareholders' actions. Such corporate or shareholders' actions include, but are not limited to, any increase or reduction in the stated capital of the Corporation, any classification or reclassification of any of the shares as now or hereafter authorized into preferred or common stock or other classes of shares with or without par value, any amendment to the Articles of Incorporation or Bylaws, any merger or consolidation of the Corporation with other corporations, any sale of all or any part of its assets, and the creation of any mortgage or security interest in or lien on any property of the Corporation. It is expressly stipulated that no voting right shall pass to others by or under the Voting Trust Certificates, or by or under this Agreement, or by or under any other express or implied agreement.

4.3. Reserved.

4.4 Trustee Removal. The Voting Trustees may be individually removed by the affirmative vote of, or by a written instrument or instruments signed by, the Holders of Voting Trust Certificates representing 80% of the Shares in the Voting Trust created hereunder.

4.5. Resignation. A Voting Trustee may resign at any time by delivering his resignation in writing to the Holders, to take effect sixty days after the date of such delivery, whereupon all powers, rights and obligations of the resigning Voting Trustee under this Agreement shall cease and terminate, except as provided in this Agreement. If a successor Voting Trustee shall not have been appointed within sixty days after the giving of such written resignation, the Voting Trustees may apply to any court of competent jurisdiction to appoint a successor Voting Trustee to act until such time, if any, as a successor shall have been appointed as provided in Section 4.6.

4.6. Vacancies. If any vacancy shall occur in the position of Voting Trustee by reason of the death, removal, resignation, inability or refusal to act of a Voting Trustee, or otherwise, such vacancy shall be filled by the appointment of a successor by the Attorney-in-fact of the Holders. If there is at any time a vacancy in the office of Voting Trustee, the voting power of the shares of the Corporation evidenced by the Voting Trust Certificates shall continue to be exercised by the remaining Voting Trustees. Any successor Voting Trustee appointed as herein provided shall indicate his acceptance of such appointment by signing counterparts of this Agreement and delivering such counterparts to the Holders, and thereupon such successor shall be vested with all the rights, powers, duties and immunities herein conferred upon the Voting Trustees as if such successor had been originally a party to this Agreement as a Voting Trustee. The term “Voting Trustees” as used in this Agreement shall apply to and mean the original Voting Trustee hereunder and any successor.

4.7. Expenses, etc. The Holders shall reimburse the Voting Trustees for all reasonable expenses, including counsel fees, incurred by them in connection with the exercise of their powers and the performance of their duties under this Agreement.

The Holders shall reimburse the Voting Trustees for the cost of all transfer tax stamps required and all Federal, State and local taxes payable in connection with the deposit of the Shares in the voting trust pursuant to this Agreement and in connection with the re-transfer by the Voting Trustees of the Shares to the Holders upon the surrender of such certificates.

Any such expenses may be charged to the Holders of Voting Trust Certificates pro rata according to the number of Shares represented by the Certificates, and may be deducted from dividends or other distributions to them, or may be made a charge payable as a condition to the delivery of Shares in exchange for Voting Trust Certificates as provided herein, and the Voting Trustees shall be entitled to a lien therefor upon Shares, funds or other property in their possession.

4.8. Indemnification. The Holders shall indemnify and hold the Voting Trustees harmless from and against any and all liabilities, losses, costs, and expenses, including reasonable attorneys' fees, in connection with or arising out of the administration of the voting trust created by this Agreement or the exercise of any powers or the performance of any duties by them as herein provided or contemplated, to the fullest extent permitted under the law.

4.9. Reliance on Advice of Counsel. The Voting Trustees may consult with counsel concerning any question which may arise with reference to their duties or authority under this Agreement or any of the provisions hereof or any matter relating hereto, and the opinion of such counsel shall be a full and complete authorization and protection in respect of any action taken or omitted by the Voting Trustees here under in good faith and in accordance with such opinion of counsel, and the Voting Trustees shall not be liable for any damages sustained as a result thereof.

4.10. No Duty to Investigate. The Voting Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document submitted to the Voting Trustees.

4.11. Interest of Voting Trustees. The Voting Trustees assume no liability as shareholders, their interest hereunder being that of trustees only. The Voting Trustees will vote the Shares on all matters in accordance with the provisions of this Agreement, but they shall have no implied obligations and they assume no responsibility in respect of any action taken (or not taken) in pursuance of their votes so cast.

4.12. Compensation of Voting Trustees. No Voting Trustee shall be compensated for his service hereunder.

5. Holders of Voting Trust Certificates Bound.

All Voting Trust Certificates issued under this Agreement shall be issued, received, and held subject to all of the terms of this Agreement. Every registered Holder of a Voting Trust Certificate, and every bearer of a Voting Trust Certificate properly endorsed in blank or properly assigned, by the acceptance or holding thereof shall be deemed conclusively for all purposes to have assented to this Agreement and to all of its terms, conditions and provisions and shall be bound by this Agreement with the same force and effect as if such Holder or bearer had been originally a party to this Agreement.

6. Dissolution of Corporation.

In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Voting Trustees shall receive the moneys, securities, rights or property to which the Holders of Shares are entitled, and shall distribute the same among the Holders in proportion to their interests. Alternatively, the Voting Trustees may in their discretion deposit such moneys, securities, rights or property with any bank or trust company doing business in [LOCATION], with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Voting Trustees in respect of such moneys, securities, rights or property so deposited shall cease.

7. Reorganization of Corporation.

In case the Corporation is merged into or consolidated with another corporation, or all or substantially all of the assets of the Corporation are transferred to another corporation, then in connection with such transfers the term “Corporation” for all purposes of this Agreement shall be taken to include such successor corporation, and the Voting Trustees shall receive and hold under this Agreement any voting stock of such successor corporation received on account of the ownership, as Voting Trustees hereunder, of Shares held hereunder prior to such merger, consolidation or transfer. Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Voting Trustees may, in their discretion, substitute for such Voting Trust Certificates new voting trust certificates in appropriate form, and the term “Shares” as used herein shall be taken to include any shares which may be received by the Voting Trustees in lieu of all or any part of the shares of the Corporation.

8. Escrow Provisions.

8.1. Appointment of Voting Trustees as Escrow Agent. The Corporation and each Holder hereby appoint the Voting Trustees as escrow and selling agent in accordance with the terms and conditions set forth herein, and the Voting Trustees hereby accept such appointment. (The Voting Trustees, in their capacity as escrow and selling agent hereunder, are referred to herein as the “Agent.”)

8.2 Covenants of Holders Regarding Sale of Shares. Each Holder agrees (a) not to sell, transfer or convey any of the Shares or any interests therein for at least two years after the issuance to such Holder of a Voting Trust Certificate or Voting Trust Certificates for such Shares and (b) if, after the expiration of the two years period set forth in clause (a) of this Section 8.2, such Holder desires to sell all or a portion of such Shares, the Holder shall give the Voting Trustee a written authorization to sell all of a specific number of Shares owned by the Holder (the “Sale Notice”).

8.3 Sale of Shares by Agent. Upon receipt of a Sale Notice, the Agent shall use commercially reasonable efforts to sell the Shares authorized in the Sale Notice to be sold. The Agent shall be deemed to have acted in a commercially reasonable manner if (a) within 30 days after its receipt of the Sale Notice, it directs a licensed broker-dealer (“Broker”) to sell in one or more transactions at the prevailing market price at the time of sale the Shares authorized by the Holder to be sold, (b) directs the Broker to remit all of the net proceeds of such sale to the Agent, (c) delivers or causes to be delivered to the appropriate person on a timely basis for settlement of the sale, any certificate for the Shares which are sold and (d) within 30 days after receipt of the net proceeds of the sale of the Shares remits to the Holders such net proceeds. Notwithstanding the foregoing, the Agent may take such actions as it deems reasonable and appropriate to limit the sale of Shares or disregard the Sales Notice during any period where such sales may have a significant detrimental effect of the market price of the Shares or where such sales would violate applicable securities laws.

8.4 Exculpation and Indemnification of Agent.

(a) The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto to anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

(b) The Agent shall not be liable to any party hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent) statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

(c) The Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or shares or other property paid or delivered by the Agent pursuant to the provisions hereof.

(d) The Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Agent, does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

(e) To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds or securities held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent may withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided herein.

(f) The Agent will be indemnified and held harmless by the Corporation and each Holder from and against all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, except for claims relating to gross negligence by Agent or breach of this Agreement by the Agent, or the monies or other property held by it hereunder. Promptly after the receipt by the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Corporation or a Holder, notify each of them thereof in writing, but the failure by the Agent to give such notice shall not relieve from any liability which the Corporation or the Holder may have to the Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it hereunder. For the purpose hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, the Corporation and the Holder, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

8.5 Resignation of Agent. The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Corporation and the Holders at least 60 days’ written notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the parties hereto all monies and properties held hereunder (less such amount as the Agent entitled to retain pursuant to this Agreement) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

9. Term; Release of Shares.

9.1. Term. Each of the Holders may terminate this Agreement and the voting trust created hereby as to himself after the expiration of the two years period set forth in clause (a) of Section 8.2 of the Agreement by prior written request; the rest of the Holders may leave their shares in the voting trust and this Agreement is effective until they choose to take the shares out of the voting trust by a prior written request.

9.2. Exchange of Shares and Voting Trust Certificates. Upon the termination of this Agreement as to the Shares of Holder(s), the Voting Trustees, in exchange for and upon surrender of any Voting Trust Certificate then outstanding with respect to such Shares, shall, in accordance with the terms thereof and out of the Shares received and held by them hereunder, cause the Corporation to deliver to the Holder(s), certificates for Shares represented by such Voting Trust Certificate at the expense of such Holder(s). If the Holder(s) refuse to pay the expense so incurred, the Voting Trustees may sell certain amount of Shares for such expense. The voting trust created by this Agreement is effective until the Holder(s) receive the certificates for Shares represented by the Voting Trust Certificate. Furthermore, if any such delivery shall take place (i) after the record date for establishing holders of Shares entitled to vote at a meeting of stockholders but (ii) prior to the date of such meeting of stockholders, the Voting Trustees shall deliver with the certificates for Shares an irrevocable proxy authorizing the person in whose name the certificates for Shares are registered to vote such Shares at such meeting.

10. New Subscribers.

Any holder of shares of the Corporation may at any time become a subscriber hereto with respect to any such shares by subscribing to this Agreement and depositing the certificate representing his shares, accompanied by duly executed instruments of transfer. Such subscribers shall then become Holders as if they were original parties to this Agreement.

11. Miscellaneous.

11.1. Benefits of this Agreement; Survival. The terms of this Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Holders, the Voting Trustees, and their respective successors and assigns. The rights of the Voting Trustee under Sections 4.7 and 4.8 and of the Holders of Voting Trustee Certificates under Section 9.2 shall survive any termination of this Agreement or any resignation or removal of any Voting Trustee pursuant to the terms of this Agreement.

11.2. Notice. Any notice, request, offer, acceptance or other communication permitted or required to be given hereunder to the Voting Trustees shall be sent by certified mail or by courier service, return receipt requested, or hand-delivered to such person at the address set forth below:

Holders: to the Escrow Agent or if the Escrow Agent gives written notice to the Voting Trustees that the Escrow Agreement has been terminated, then by an announcement on Zhongxi’s website .

Voting Trustees: Yarong Feng and Guoan Zhang

or at such other addresses as may be established by notice hereunder. Any notice so given shall be deemed effective at the time of delivery indicated on the duly completed postal service or courier receipt or when hand-delivered.

11.3. Severability. In case any provision of this Agreement shall be held to be invalid or unenforceable in whole or in part, neither the validity nor the enforceability of the remainder of this Agreement shall be in any way affected.

11.4. Descriptive Headings; Gender. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the provisions hereof. The use of the masculine gender shall be deemed to include the feminine and neuter gender.

11.5. Counterparts of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

11.6. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York.

The respective parties have caused this Agreement to be executed as of the date first above written.

Voting Trustees:
_________________________________
_________________________________
_________________________________
Attorney-in-Fact for Holders:
_________________________________
_________________________________
_________________________________

SCHEDULE A
STOCKHOLDERS OF CHINA POWER EQUIPMENT

股东姓名
鲍曙东
Bao Shudong
毕淑英
Bi Shuying
卞兰女
Bian Lannu
卞建文
Bian Jianwen
包启业
Bao Qiye
包菊珍
Bao Juzhen
包榕
Bao Rong
包文生
Bao Wensheng
包云芳
Bao Yunfang
岑诚
Cen Cheng
岑来弟
Cen Laidi
陈天熙
Chen Tianxi
陈芬娣

Chen Fendi
陈淑英
Chen Shuying
陈金凤
Chen Jinfeng
陈炳生
Chen Binsheng
陈诚
Chen Cheng
陈培坤
Chen Peikun
陈奋耀
Chen Fenyao
陈晓毅
Chen Xiaoyi
陈滢
Chen Ying
陈明丽
Chen Mingli
陈华妹
Chen Huamei
陈华
Chen Hua
陈爱珍
Chen Aizhen
陈波
Chen Bo
陈广财
Chen Guangcai
陈开木

A- 2

Chen Kaimo
陈玉宝
Chen Yubao
陈建晨
Chen Jianchen
陈菊英
Chen Juying
陈亚英
Chen Yaying
陈瑞芬
Chen Ruifen
陈建明
Chen Jianming
陈邦邻
Chen Banglin
陈明星
Chen Mingxing
陈小玉
Chen Xiaoyu
陈志樵
Chen Zhiqiao
陈国伟
Chen Guowei
陈德仁
Chen Deren
陈卫明
Chen Weiming
陈丽芳
Chen Lifang
陈本洪

A- 3

Chen Benhong
陈康
Chen Kang
陈杨德
Chen Yangde
陈克明
Chen Keming
陈道银
Chen Daoying
陈根娣
Chen Gendi
陈仁
Chen Ren
陈立新
Chen Lixin
陈家园
Chen Jiayuan
陈凤娣
Chen Fengdi
陈瑛
Chen Ying
陈骁元
Chen Xiaoyuan
陈晓斌
Chen Xiaobin
陈杰
Chen Jie
陈淑刚
Chen Shugang
陈志创

A- 4

Chen Zhichuang
陈守中
Chen Shouzhong
陈祖芬
Chen Zufen
陈强
Chen Qiang
陈芳
Chen Fang
陈爱珠
Chen Aizhu
陈霞珠
Chen Xiazhu
陈桂英
Chen Guiying
陈天吴
Chen Tianwu
陈志恒
Chen Zhiheng
陈家芬
Chen Jiafen
陈宝英
Chen Baoying
陈为平
Chen Weiping
陈兴娣
Chen Xingdi
陈梅珍
Chen Meizhen
陈慧

A- 5

Chen Hui
陈国新
Chen Guoxin
陈惠星
Chen Huixing
陈坚豪
Chen Jianhao
陈淑芳
Chen Shufang
陈芹
Chen Qin
成涛
Cheng Tao
程剑琴
Cheng Jianqin
程平
Cheng Ping
曹承润
Cao Chengrun
曹言忠
Cao Yanzhong
曹增林
Cao Zenglin
曹国华
Cao Guohua
曹惠华
Cao Huihua
曹慧娟
Cao Huijuan
曹烨

A- 6

Cao Ye
曹纪林
Cao Jilin
曹辉
Cao Hui
曹华云
Cao Huayun
曹恒龙
Cao Henglong
曹美珍
Cao Meizhen
蔡微微
Cai Weiwei
蔡震海
Cai Zhenhai
蔡珑娣
Cai Longdi
蔡桂英
Cai Guiying
蔡彬
Cai Bin
蔡恒安
Cai Hengan
蔡长才
Cai Changcai
蔡根生
Cai Gensheng
蔡海洋
Cai Haiyang
蔡文安

A- 7

Cai Wenan
蔡国忠
Cai Guozhong
蔡佩珍
Cai Peizhen
蔡青（内）
Cai Qing
仇玉国
Qiu Yuguo
常永军
Chang Yongjun
崔莉莹
Cui Liying
崔兴春
Cui Xingchun
崔月娥
Cui Yuee
单晨晓
Shan Chenxiao
单啸
Shan Xiao
柴立军
Chai Lijun
柴梅芳
Chai Meifang
戴建良
Dai Jianling
代涛（内）
Dai Tao
戴定芬

A- 8

Dai Dingfen
戴建国
Dai Jianguo
戴启鸿
Dai Qihong
戴兰芳
Dai Lanfang
段洁丽
Duan Jieli
董大清
Dong Daqing
董文涛
Dong Wentao
董芙蓉
Dong Furong
董银安
Dong Yinan
丁玉贵
Ding Yugui
丁玉华
Ding Yuhua
丁晓
Ding Xiao
丁俊林
Ding Junlin
丁建中
Ding Jianzhong
杜福娣
Du Fudi
杜宗和

A- 9

Du Zonghe
杜晟
Du Sheng
杜丽华
Du Lihua
邓红卫
Deng Hongwei
邓平雷
Deng Pinglei
邓国林
Deng Guolin
樊艳雪
Fan Yanxue
傅翔
Fu Xiang
傅桂莲
Fu Guilian
傅政
Fu Zheng
傅明山
Fu Mingshan
范惠琴
Fan Huiqin
范雪艳
Fan Xueyan
范音
Fan Yin
范永成
Fan Yongcheng
范剑英

A- 10

Fan Jianying
范嘉龙
Fan Jialong
范秀珍
Fan Xiuzhen
冯赛圆
Feng Saiyuan
冯赛婵
Feng Saichan
冯琪
Feng Qi
冯士发
Feng Shifa
冯永州
Feng Yongzhou
冯珂
Feng Ke
冯健
Feng Jian
冯韵芸
Feng Yunyun
方芳
Fang Fang
方建平
Fang Jianping
方立
Fang Li
方云龙
Fang Yunlong
费定曜

A- 11

Fei Dingyao
郭丹冰
Guo Danbing
郭文铮
Guo Wenzheng
郭伍妹
Guo Wumei
郭晓峰
Guo Xiaofeng
郭晓林
Guo Xiaolin
郭春城
Guo Chuncheng
郭昊宇
Guo Haoyu
郭青
Guo Qing
郭达乒
Guo Daping
郭丰谷
Guo Fenggu
郭亚娟
Guo Yajuan
郭钧
Guo Jun
归庆娣
Gui Qingdi
归玉妹
Gui Yumei
干光瑶

A- 12

Gan Guangyao
葛荷英
Ge Heying
葛树忠
Ge Shuzhong
葛大有
Ge Dayou
葛振峰
Ge Zhenfeng
关丽雅
Guan Liya
顾国仁
Gu Guoren
顾灵
Gu Ling
顾振超
Gu Zhenchao
顾磊
Gu Lei
顾苏华
Gu Suhua
顾建华
Gu Jianhua
顾美云
Gu Meiyun
顾惠琴
Gu Huiqin
顾九斤
Gu Jiujin
高传友

A- 13

Gao Chuanfa
高鸿
Gao Hong
高海英
Gao Haiying
高德明
Gao Deming
高玉琴
Gao Yuqin
高晓岚
Gao Xiaolan
管金凤
Guan Jinfeng
桂金翠
Gui Jincui
耿磊
Geng Lei
归山龙
Gui Shanlong
龚启明
Gong Qiming
华志实
Hua Zhishi
华伟建
Hua Weijian
华冠珠
Hua Guanzhu
桓曙民
Huan Shumin
霍春花（内）

A- 14

Huo Chunhua
韩贵芳
Han Guifang
韩丽君
Han Lijun
韩友娣
Han Youdi
韩丽群
Han Liqun
黄灵
Huang Ling
黄敏文
Huang Minwen
黄典波
Huang Dianbo
黄丽英
Huang Liying
黄家梨
Huang Jiali
黄淑美
Huang Shumei
黄文虎
Huang Wenhu
黄永源
Huang Yongyuan
黄赛英
Huang Saiying
黄蓓
Huang Bei
黄法大

A- 15

Huang Fada
黄少璧
Huang Shaobi
黄祖强
Huang Zuqiang
黄雅芬
Huang Yafen
黄卫平
Huang Weiping
黄碧永
Huang Biyong
黄蓉华
Huang Ronghua
黄克琴
Huang Keqin
黄惠琴
Huang Huiqin
黄葵
Huang Kui
黄理真
Huang Lizhen
黄云娥
Huang Yune
黄美榕
Huang Meirong
黄美兰
Huang Meilan
黄钦龙
Huang Qinlong
黄娟

A- 16

Huang Juan
黄晓音
Huang Xiaoyin
环良舒
Huan Liangshu
胡琳艳
Hu Linyan
胡元丰
Hu Yuanfeng
胡洪林
Hu Honglin
胡增山
Hu Zengshan
胡霜
Hu Shuang
胡新春
Hu Xinchun
胡伟春
Hu Weichun
胡燕炯
Hu Yanjong
胡萍
Hu Ping
胡敏
Hu Min
胡文卉
Hu Wenhui
胡意心
Hu Yixin
胡彩珍

A- 17

Hu Caizhen
贺德晖
He Dehui
贺婷
He Ting
贺鳌
He Ao
韩真（内）
Han Zhen
侯广沛
Hou Guangpei
贺奕
He Yi
何俭
He Jian
何祥英
He Xiangying
何煜鸿
He Yuhong
何先凤
He Xianfeng
何宗明
He Zongming
何武兵
He Wubing
惠静（内）
Hui Jing
乐嘉培
Le Jiapei
乐慧珠

A- 18

Le Huizhu
乐韵
Le Yun
吕若涵
Lu Rohan
吕桑
Lu Sang
吕及忍
Lu Jiren
吕小爱
Lu Xiaoai
吕扣成
Lu Koucheng
吕汉邦
Lu Hanbang
吕中良
Lu Zhongliang
吕鹏飞
Lu Pengfei
栾翠萍
Luan Cuiping
栾正浩
Luan Zhenghao
鲁少芳
Lu Shaofang
陆云生
Lu Yunsheng
陆耀萍
Lu Yaoping
陆金明

A- 19

Lu Jinming
陆红（内）
Lu Hong
陆玉琴
Lu Yuqin
陆轩良
Lu Xuanliang
陆云华
Lu Yunhua
陆正风
Lu Zhengfeng
陆力革
Lu Lige
陆炜华
Lu Weihua
陆国忠
Lu Guozhong
陆漫英
Lu Manying
陆漫佳
Lu Manjia
刘海珍
Liu Haizhen
刘桂芳
Liu Guifang
刘芸珍
Liu Yunzhen
刘君琪
Liu Junqi
刘然如

A- 20

Liu Ranru
刘悦河
Liu Yuehe
刘理毅
Liu Liyi
刘利民（内）
Liu Limin
刘昌棋
Liu Changqi
刘倩男
Liu Qiannan
刘向东
Liu Xiangdong
刘蔚
Liu Wei
刘菊娣
Liu Judi
刘li
Liu Li
刘林
Liu Lin
刘镇华
Liu Zhenhua
刘进
Liu Jin
刘小惠
Liu Xiaohui
刘树华
Liu Shuhua
刘奕东

A- 21

Liu Yidong
刘海玲
Liu Hailing
刘碧波
Liu Bibo
刘学堂
Liu Xuetang
刘秋芬
Liu Qiufen
刘艳红
Liu Yanhong
刘兵
Liu Bing
刘鑫
Liu Xin
刘梅玉
Liu Meiyu
刘景新
Liu Jingxin
刘燮元
Liu Xieyuan
刘海龙
Liu Hailong
刘相友
Liu Xiangyou
楼丽君
Lou Lijun
骆元生
Luo Yuansheng
骆秀凤

A- 22

Luo Xiufeng
卢起和
Lu Qihe
卢玉辉
Lu Yuhui
卢华
Lu Hua
罗兰生
Luo Lansheng
罗慧明
Luo Huiming
罗淑雍
Luo Shuyong
罗辉
Luo Hui
罗俊杰
Luo Junjie
罗伟杰
Luo Weijie
罗波
Luo Bo
蓝锦霞
Lan Jinxia
芦顺生
Lu Shunsheng
林卫星
Lin Weixing
林发水
Lin Fashui
林小芬

A- 23

Lin Xiaofen
林秀凤
Lin Xiufeng
林雪钦
Lin Xueqin
林元熙
Lin Yuanxi
林良玉
Lin Liangyu
林桂兰
Lin Guilan
林如钦
Lin Ruqin
林玉祯
Lin Yuzhen
林欣欣
Lin Xinxin
林国清
Lin Guoqing
林义钦
Lin Yiqin
林凤
Lin Feng
林辉
Lin Hui
林鼎新
Lin Dingxin
林玉美
Lin Yumei
林敏

A- 24

Lin Min
林南
Lin Nan
林强
Lin Qiang
林叶
Lin Ye
林斯新
Lin Sixin
林凤玲
Lin Fengling
林在官
Lin Zaiguan
林同霖
Lin Tonglin
林苏颜
Lin Suyan
林晖
Lin Hui
林祥书
Lin Xiangshu
林中
Lin Zhong
林香英
Lin Xiangying
林霄峰
Lin Xiaofeng
林丛明
Lin Congming
林秀雄

A- 25

Lin Xiuxiong
林哲
Lin Zhe
林祥
Lin Xiang
林源（高管）
Lin Yuan
路壮鸿
Lu Zhuanghong
凌翠珠
Lin Cuizhu
娄如菊
Lou Ruju
梁业藩
Liang Yefan
梁彩华
Liang Caihua
李霞
Li Xia
李文健
Li Wenjian
李国权
Li Guoquan
李桦
Li Hua
李玉峰
Li Yufeng
李凤仪
Li Fengyi
李继宗

A- 26

Li Jizong
李维汉
Li Weihan
李颖
Li Ying
李旭鸿
Li Xuhong
李海民
Li Haimin
李相铭
Li Xiangming
李红
Li Hong
李志虎
Li Zhihu
李凤梅
Li Fengmei
李炎培
Li Yanpei
李秀荣
Li Xiurong
李运虎
Li Yunhu
李旭东
Li Xudong
李长新
Li Changxin
李兴华
Li Xinghua
李庆铭

A- 27

Li Qingming
李龙华
Li Longhua
李明
Li Ming
李琦
Li Qi
李瑞华
Li Ruihua
李德明
Li Deming
李凌
Li Lin
李德全
Li Dequan
李桂兰
Li Guilan
李圣年
Li Shengnian
李月爱
Li Yueai
李小平
Li Xiaoping
李淑筠
Li Shujun
李培良
Li Peiliang
李建才
Li Jiancai
李翊群

A- 28

Li Yiqun
李凤兰（内）
Li Fenglan
兰宝凌
Lan Baolin
连安莉
Lian Anli
蒋伟
Jiang Wei
蒋玉领
Jiang Yuling
蒋秋霞
Jiang Qiuxia
蒋立安
Jiang Lian
蒋廷桂
Jiang Tinggui
蒋立祥
Jiang Lixiang
蒋雪萍
Jiang Xueping
蒋聘宇
Jiang Pinyu
蒋士福
Jiang Shifu
姜克勤
Jiang Keqin
姜锡荣
Jiang Xirong
姜帆

A- 29

Jiang Fan
姜淑芝
Jiang Shuzhi
经玉娣
Jing Yudi
经玉珍
Jing Yuzhen
鞠美萍
Ju Meiping
君青
Jun Qing
纪春光
Ji Chunguang
季
Ji
季秀芳
Ji Xiufang
季钦南
Ji Qinnan
季开春
Ji Kaichun
季冰
Ji Bing
季明祥
Ji Mingxiang
季惠英
Ji Huiying
江涛勇
Jiang Taoyong
江宏

A- 30

Jiang Hong
江米森
Jiang Misen
江磊
Jiang Lei
江南
Jiang Nan
江觉奋
Jiang Juefen
贾莉
Jia Li
贾社育
Jia Sheyu
贾年杰（内）
Jia Nianjie
贾润亮
Jia Runliang
贾立生
Jia Lisheng
贾祖新
Jia Zuxin
贾玉琴
Jia Yuqin
贾建华
Jia Jianhua
焦凤芝
Jiao Fengzhi
金友法
Jin Youfa
金龙海

A- 31

Jin Longhai
金江丽
Jin Jiangli
金顺娟
Jin Shunjuan
金丽雅
Jin Liya
金顺华
Jin Shunhua
金大妹
Jin Damei
金国发
Jin Guofa
计伟志
Ji Weizhi
康元泉
Kang Yuanquan
孔庆韵
Kong Qingyun
匡隽欣
Kuang Junxin
穆长虎
Mu Changhu
穆建斌
Mu Jianbin
慕容旭（内）
Mu Rongxu
莫应安
Mo Yingan
孟繁俊

A- 32

Meng Fanjun
孟皎龄
Meng Jiaoling
孟文龙
Meng Wenlong
孟宝英
Meng Baoying
茅秀芳
Mao Xiufang
茅雅珍
Mao Yazhen
缪巧英
Miu Qiaoying
缪正宇
Miu Zhengyu
缪洁箐
Miu Jieqing
缪林源
Miu Linyuan
缪荣华
Miu Ronghua
牟元 GUI
Mu Yuangui
马妙国
Ma Miaoguo
马碧容
Ma Birong
马露娣
Ma Ludi
马立彬

A- 33

Ma Libin
马莹
Ma Ying
毛佩琳
Mao Peilin
宁晓新
Nin Xiaoxin
倪明敏
Ni Mingmin
倪惠良
Ni Huiliang
倪振
Ni Zhen
倪永行
Ni Yongxing
倪洪
Ni Hong
牛跃进（内）
Niu Yuejin
聂阿梅
Nie Amei
裴毅强
Pei Yiqiang
潘石麟
Pan Shilin
潘新
Pan Xin
潘乃达
Pan Naida
潘凤

A- 34

Pan Feng
浦荣美
Pu Rongmei
浦霞萍
Pu Xiaping
彭德贵
Peng Degui
彭向武
Peng Xiangwu
彭文南
Peng Wennan
彭敏
Peng Min
秦敏
Qin Min
秦斌
Qin Bin
秦富荣
Qin Furong
秦丽珏
Qin Liyu
秦凤菊
Qin Fengju
秦同渭
Qin Tongwei
秦婷
Qin Ting
瞿培庆
Qu Peiqing
瞿丽珍

A- 35

Qu Lizhen
钱星来
Qian Xinglai
钱明华
Qian Minghua
钱志发
Qian Zhifa
钱辉
Qian Hui
钱柏松
Qian Baisong
钱雪英
Qian Xueying
钱文妹
Qian Wenmei
钱明艳
Qian Mingyan
钱强
Qian Qiang
钱明
Qian Ming
钱彩娣
Qian Caidi
钱莹
Qian Ying
钱继锋
Qian Jifeng
钱震芳
Qian Zhenfang
钱玉法

A- 36

Qian Yufa
全林英
Qun Linying
邱桂聪
Qiu Guicong
邱太朝
Qiu Taichao
邱隆俊（内）
Qiu Longjun
邱岩英
Qiu Yanying
邱长海
Qiu Changhai
任芳
Ren Fang
任凭
Ren Ping
任立垣
Ren Liyuan
任京花
Ren Jinghua
阮美玉
Ruan Meiyu
门晓华
Men Xiaohua
上官思滢
Shangguan Siying
史桂花
Shi Guihua
史晨

A- 37

Shi Chen
眭美芳
Sui Meifang
施龚蕾
Shi Gonglei
施钟
Shi Zhong
施统球
Shi Tongqiu
师万成
Shi Wancheng
师树军（高管）
Shi Shujun
沙和
Sha He
孙晃
Sun Huang
孙昕
Sun Xin
孙鹏
Sun Peng
孙亚杰
Sun Yajie
孙红霞
Sun Hongxia
孙雨田
Sun Yutian
孙宏文
Sun Hongwen
孙荣华

A- 38

Sun Ronghua
孙亮
Sun Liang
孙栋斌
Sun Dongbin
孙银燕
Sun Yinyan
孙美兰
Sun Meilan
孙玉敏
Sun Yumin
孙瑞钧
Sun Ruijun
孙红
Sun Hong
孙柔则
Sun Rouze
邵申弟
Shao Shendi
邵佳英
Shao Jiaying
邵晓建
Shao Xiaojian
邵建军
Shao Jianjun
邵君
Shao Jun
石凤英
Shi Fengying
沈勤建

A- 39

Shen Qinjian
沈家庆
Shen Jiaqing
沈桂坤
Shen Guikun
沈来珍
Shen Laizhen
沈素仿
Shen Sufang
沈德生
Shen Desheng
沈jie
Shen Jie
沈永芳
Shen Yongfang
沈联中
Shen Lianzhong
沈启明
Shen Qiming
沈章荣
Shen Zhangrong
沈良苏
Shen Liangsu
沈祥弟
Shen Xiangdi
沈云珠
Shen Yunzhu
苏雪珍
Su Xuezhen
苏延琦

A- 40

Su Yanqi
苏开太
Su Kaitai
盛莉民
Sheng Limin
盛二毛
Sheng Ermao
盛培华
Sheng Peihua
盛振康
Sheng Zhenkang
盛凌华
Sheng Linhua
盛凤琴
Sheng Fengqin
盛莉芳
Sheng Lifang
宋忠敏
Song Zhongmin
宋凤娟
Song Fengjuan
宋爱民
Song Aimin
宋士琦
Song Shiqi
宋亮
Song Liang
宋玫（内）
Song Mei
桑东升

A- 41

Sang Dongsheng
童佩芬
Tong Peifen
滕永
Teng Yong
谈菊仙
Tan Juxian
滕建华
Teng Jianhua
汤金龙
Tang Jinlong
唐岐明
Tang Qiming
唐秋英
Tang Qiuying
唐静
Tang Jing
唐长生
Tang Changsheng
唐 一平
Tang Yiping
唐志明
Tang Zhiming
唐惠仙
Tang Huixian
唐惠方
Tang Huifang
田爱莲
Tian Ailian
田吉祥

A- 42

Tian Jixiang
田浩
Tian Hao
田晓华
Tian Xiaohua
田国营（内）
Tian Guoying
项zhe
Xiang Zhe
薛军
Xue Jun
薛蔚
Xue Wei
薛林凯
Xue Linkai
肖震南
Xiao Zhennan
薛飞
Xue Fei
萧杰州
Xiao Jiezhou
肖惠珍
Xiao Huizhen
肖溢兰
Xiao Yilan
徐建国
Xu Jianguo
徐两蒲
Xu Liangpu
徐青

A- 43

Xu Qing
徐道铭
Xu Daoming
徐华芳
Xu Huafang
徐玉珍
Xu Yuzhen
徐琴芳
Xu Qinfang
徐真华
Xu Zhenhua
徐丙华
Xu Binghua
徐莲娣
Xu Liandi
徐永兴
Xu Yongxing
徐伟
Xu Wei
徐玉林
Xu Yulin
徐新忠
Xu Xinzhong
徐永飞
Xu Yongfeng
徐芳芳
Xu Fangfang
徐兵
Xu Bing
徐明

A- 44

Xu Ming
徐存亮
Xu Cunliang
徐小琴
Xu Xiaoqin
徐益良
Xu Yiliang
徐建萍
Xu Jianping
徐中德
Xu Zhongde
徐晓东
Xu Xiaodong
徐美英
Xu Meiying
徐丽霞
Xu Lixia
徐狗弟
Xu Goudi
徐基洙
Xu Jizhu
徐敏
Xu Min
徐源
Xu Yuan
徐乐云
Xu Leyun
徐亚娟
Xu Yajuan
徐亚萍

A- 45

Xu Yaping
徐丽（内）
Xu Li
刑永林
Xing Yonglin
奚奋
Xi Fen
奚蒙
Xi Meng
辛春萍
Xin Chunping
谢懿庭
Xie Yiting
谢民奋
Xie Minfen
谢桂芳
Xie Guifang
许洁
Xu Jie
许福来
Xu Fulai
许启中
Xu Qizhong
许和礼
Xu Heli
许才淦
Xu Caixi
许莉
Xu Li
许美菊

A- 46

Xu Meiju
夏爱忠
Xia Aizhong
夏根宝
Xia Genbao
夏闽生
Xia Minsheng
夏明杰
Xia Mingjie
夏毅
Xia Yi
夏信萍
Xia Xinping
于龙弟
Lu Longdi
于艺蓉
Lu Yirong
干雯瑾
Gan Wenjin
禹雅萍
Yu Yaping
虞翠花
Yu Cuihua
俞阳子
Yu Yangzi
俞云兔
Yu Yuntu
印庆芳
Yin Qingfang
易幼霞

A- 47

Yi Youxia
余莉雯
Yu Liwen
余宝珍
Yu Baozhen
余禄志
Yu luzhi
余超
Yu Chao
郁建liang
Yu Jianliang
郁永健
Yu Yongjian
颜明
Yan Ming
殷建伟
Yin Jianwei
袁雅芬
Yuan Yafen
袁孝权
Yuan Xiaoquan
袁鎏琪
Yuan liuqi
袁庆宇
Yuan Qingyu
袁斌
Yuan Bin
原炳政
Yuan Bingzheng
严浩

A- 48

Yan Hao
严烨
Yan Ye
严宝英
Yan Baoying
严璧成
Yan Bicheng
严振华
Yan Zhenhua
严雪琴
Yan Xueqin
严望良
Yan Wangliang
叶雨琴
Ye Yuqin
叶丽云
Ye Liyun
叶青
Ye Qing
叶萍珍
Ye Pingzhen
叶云宝
Ye Yunbao
叶争和
Ye Zhenghe
叶幼蓉
Ye Yourong
叶庆凤
Ye Qingfeng
叶霄雪

A- 49

Ye Xiaoxue
叶军
Ye Jun
岳夏芬
Yue Xiafen
岳永莉
Yue Yongli
尤玲飞
You Lingfei
尤慧中
You Huizhong
游玉明
You Yuming
杨小玲
Yang Xiaoling
杨渭钦
Yang Weiqin
杨兰芳
Yang Lanfang
杨世德
Yang Shide
杨竹君
Yang Zhujun
杨庆宪
Yang Qingxian
杨晓玲
Yang Xiaoling
杨红英
Yang Hongying
杨其叶

A- 50

Yang Qiye
杨丽芳
Yang Lifang
杨龙章
Yang longzhang
杨雅萍
Yang Yaping
杨谦
Yang Qian
杨安
Yang An
杨爱琴
Yang Aiqin
杨爱玲
Yang Ailing
杨丽霞
Yang Lixia
杨兆平
Yang Zhaoping
杨爱珍
Yang Aizhen
杨林发
Yang Linfa
杨美娣
Yang Meidi
杨文达
Yang Wenda
杨锡刚
Yang Xigang
姚云龙

A- 51

Yao Yunlong
姚美芬
Yao Meifen
姚彩芬
Yao Caifen
姚同义
Yao Tongyi
温麦玲
Wen Mailing
魏娟娣
Wei Juandi
魏进瑞
Wei Jinrui
魏小代
Wei Xiaodai
吴素云
Wu Suyun
吴素平
Wu Suping
吴少静
Wu Shaojing
吴秀琴
Wu Xiuqin
吴强
Wu Qiang
吴维群
Wu Weiqun
吴燕斌
Wu Yanbing
吴群

A- 52

Wu Qun
吴东贤
Wu Dongxian
吴文健
Wu Wenjian
吴海跃
Wu Haiyue
吴应茹
Wu Yingru
吴玉芳
Wu Yufang
吴曙光
Wu Shuguang
吴纯寿
Wu Chunshou
吴天亮
Wu Tianliang
吴国建
Wu Guojian
吴正仙
Wu Zhengxian
吴梦菲
Wu Mengfei
吴小敏
Wu Xiaomin
吴跃铭
Wu Yueming
吴梅珍
Wu Meizhen
吴慧洁

A- 53

Wu Huijie
吴丰玉
Wu Fengyu
吴根娣
Wu Gendi
吴增平
Wu Zengping
吴文萍
Wu Wenping
吴雯洁
Wu Wenjie
吴凤祥
Wu Fengxiang
吴慧珠
Wu Huizhu
吴影
Wu Ying
吴惠祺
Wu Huiqi
吴晓明（内）
Wu Xiaoming
乌传炳
Wu Chuanbing
王文英
Wang Wenying
王文丽
Wang Wenli
王子昌
Wang Zichang
王建松

A- 54

Wang Jiansong
王纪根
Wang Jigen
王文帼
Wang Wenguo
王群
Wang Qun
王红英
Wang Hongying
王少白
Wang Shaobai
王金龙
Wang Jinlong
王志鸣
Wang Zhiming
王蓉娟
Wang Rongjuan
王孝礼
Wang Xiaoli
王亚平
Wang Yaping
王瑞英
Wang Ruiying
王小妹
Wang Xiaomei
王志和
Wang Zhihe
王小丽
Wang Xiaoli
王玉彬

A- 55

Wang Yubin
王婷婷
Wang Tingting
王敏
Wang Min
王正发
Wang Zhengfa
王小莺
Wang Xiaoying
王振峰
Wang Zhenfeng
王慧芳
Wang Huifang
王瑞珍
Wang Ruizhen
王光辉
Wang Guanghui
王龙宝
Wang Longbao
王炯
Wang Jiong
王继红
Wang Jihong
王卫国
Wang Weiguo
王学营
Wang Xueying
王新丽
Wang Xinli
王玲敏

A- 56

Wang Lingmin
王玲娣
Wang Lingdi
王辉
Wang Hui
李钢萍
Li Gangping
王雅男
Wang Yanan
王珉珊
Wang Minshan
王守妹
Wang Shoumei
王刚
Wang Gang
王汝强
Wang Ruqiang
王根洪
Wang Genhong
王瑞明
Wang Ruiming
王荣
Wang Rong
王宏丽
Wang Hongli
王彬
Wang Bin
王启海
Wang Qihai
王永红

A- 57

Wang Yonghong
王忠华
Wang Zhonghua
王志成
Wang Zhicheng
王密夫
Wang Mifu
王爱娣
Wang Aidi
王雪瑾
Wang Xuejin
王干
Wang Gan
王永华
Wang Yonghua
王迎新
Wang Yingxin
王天鹏
Wang Tianpeng
王世钧
Wang Shijun
王定珊
Wang Dingshan
王岳峰（高管）
Wang Yuefeng
王茹
Wang Ru
王惠联
Wang Huilian
王树藩

A- 58

Wang Shufan
王强
Wang Qiang
王宏孝（内）
Wang Hongxiao
王水平（内）
Wang Shuiping
万德安
Wan Dean
翁尚友
Weng Shangyou
翁庆忠
Weng Qingzhong
翁火兴
Weng Huoxing
翁国荣
Weng Guorong
韦广森
Wei Guangsen
韦国安
Wei Guoan
汪曼君
Wang Manjun
汪志娟
Wang Zhijuan
汪炳庆
Wang Bingqing
汪珏
Wang Yu
汪恩琴

A- 59

Wang Enqin
汪国龙
Wang Guolong
汪可珍
Wang Kezhen
伍景云
Wu Jingyun
武德（内）
Wu De
文银辉
Wen Yinhui
朱萍萍
Zhu Pingping
朱秋萍
Zhu Qiuping
朱美珍
Zhu Meizhen
朱道源
Zhu Daoyuan
朱国众
Zhu Guozhong
朱孝樟
Zhu Xiaozhang
朱杰
Zhu Jie
朱子兵
Zhu Zibing
朱慧芳
Zhu Huifang
朱沛娟

A- 60

Zhu peijuan
朱蓉
Zhu Rong
朱纯敏
Zhu Chunming
朱玲玲
Zhu Lingling
朱鑫囡
Zhu Xinnu
朱玲敏
Zhu Lingmin
朱养瑞
Zhu Yangrui
朱仲华
Zhu Zhonghua
朱鸿来
Zhu Honglai
朱建冲
Zhu Jianchong
朱光亚
Zhu Guangya
朱跃梅
Zhu Yuemei
朱锦煊
Zhu Jinxuan
朱康宁
Zhu Kangning
朱国际
Zhu Guoji
朱兴臣

A- 61

Zhu Xingchen
朱燕萍
Zhu Yanping
赵德明
Zhao Deming
赵凤英
Zhao Fengying
赵新
Zhao Xin
赵红英
Zhao Hongying
赵素兰
Zhao Sulan
赵雪凤
Zhao Xuefeng
赵秀芸
Zhao Xiuyun
赵彩华
Zhao Caihua
赵沛源
Zhao Peiyuan
赵亚歌
Zhao Yage
赵维谦
Zhao Weiqian
赵玉芳
Zhao Yufang
赵相斌
Zhao Xiangbin
赵养银（内）

A- 62

Zhao Yangyin
庄萍
Zhuang Ping
庄军
Zhuang Jun
庄美珍
Zhuang Meizhen
招启东
Zhao Qidong
章漪清
Zhang Yiqing
郑忠航
Zheng Zhonghang
郑旭
Zheng Xu
郑孔斌
Zheng Kongbin
郑敦平
Zheng Dunping
郑艳
Zheng Yan
郑振
Zheng Zhen
郑根义
Zheng Genyi
郑晓义
Zheng Xiaoyi
郑淑珍
Zheng Shuzhen
郑荣辉

A- 63

Zheng Ronghui
郑玉林
Zheng Yulin
郑敦强
Zheng Dunqiang
郑毅
Zheng Yi
仲俊勇
Zhong Junyong
钟锦绣
Zhong Jinxiu
钟福荣
Zhong Furong
钟翠琴
Zhong Cuiqin
钟声
Zhong Sheng
邹学新
Zou Xuexin
邹小琦
Zou Xiaoqi
祝云飞
Zhu Yunfei
周炳水
Zhou Bingshui
周翠堤
Zhou Cuidi
周圆
Zhou Yuan
周振辉

A- 64

Zhou Zhenhui
周洁
Zhou Jie
周津晶
Zhou Jingjing
周勇
Zhou Yong
周红斌
Zhou Hongbin
周长福
Zhou Changfu
周永福
Zhou Yongfu
周志雄
Zhou Zhixiong
周纪峰
Zhou Youfeng
周幼雄
Zhou Youxiong
周黎明
Zhou Liming
周岐才
Zhou Qicai
周尔锦
Zhou Erjin
周东杰
Zhou Dongjie
周碧云
Zhou Biyun
周国亮

A- 65

Zhou Guoliang
周世源
Zhou Shiyuan
周伟
Zhou Wei
曾春发
Zeng Chunfa
曾黎频
Zeng Liping
臧丽华
Zang Lihua
竺小珠
Zhu Xiaozhu
周毅苹
Zhou Yiping
周卫平
Zhou Weiping
张建国
Zhang Jianguo
张鉴
Zhang Jian
张祖英
Zhang Zuying
张佩玉
Zhang Peiyu
张银凤
Zhang Yinfeng
张建华
Zhang Jianhua
张惠平

A- 66

Zhang Huiping
张佩仙
Zhang Peixian
张瑞华
Zhang Ruihua
张燕
Zhang Yan
张美凤
Zhang Meifeng
张伯龙
Zhang Bolong
张鸿兰
Zhang Honglan
张宏忠
Zhang Hongzhong
张彩娟
Zhang Caijuan
张燕莉
Zhang Yanli
张志川
Zhang Zhichuan
张玉芳
Zhang Yufang
张焕洲
Zhang Huanzhou
张建芬
Zhang Jianfen
张灵
Zhang Ling
张其良

A- 67

Zhang Qiliang
张伟文
Zhang Weiwen
张金菊
Zhang Jinju
张晖
Zhang Hui
张爱珍
Zhang Aizhen
张昀
Zhang Yun
张永定
Zhang Yongding
张亿萍
Zhang Yiping
张鹤鸣
Zhang Heming
张德宝
Zhang Debao
张蓓莉
Zhang Peili
张万利
Zhang Wanli
张明洲
Zhang Mingzhou
张云龙
Zhang Yunlong
张玉娟
Zhang Yujuan
张丽华

A- 68

Zhang Lihua
张国栋
Zhang Guodong
张秀英
Zhang Xiuying
张阿珍
Zhang Azhen
张艳丽
Zhang Yanli
张婉如
Zhang Wanru
张伟星
Zhang Weixing
张利
Zhang Li
张婷
Zhang Ting
张建忠
Zhang Jianzhong
张宏元
Zhang Hongyuan
张玉斐
Zhang Yufei
张健健
Zhang Jianjian
张凤仙
Zhang Fengxian
张义
Zhang Yi
张惠金

A- 69

Zhang Huijin
张秋华
Zhang Qiuhua
张洲
Zhang Zhou
张晓平
Zhang Xiaoping
张芬英
Zhang Fenying
张金心
Zhang Jinxin
张妙森
Zhang Miaosen
张彤宇
Zhang Tongyu
张静
Zhang Jing
张秀英
Zhang Qiuying
张金星
Zhang Jinxing
张雯琰
Zhang Wenyan
武亚平
Wu Yaping
庞明杰
Pang Mingjie
张宁辉
Zhang Ninghui
严宝弟

A- 70

Yin Baodi
赵承国
Zhao Chengguo
萧翔鹞
Xiao Xiangyao
肖伟标
Xiao Weibiao
陈永清
Chen Yongqing
欧灿坤
Ou Sankun
萧舜予
Xiao Shunyu
黄晓芳
Huang Xiaofang
任振慧
Ren Zhenhui
徐苏
Xu Su
王庆华
Wang Qinghua
庄自柔
Zhuang Zirou
朱萍
Zhu Ping
范惠英
Fan Huiying
蒋荣娣
Jiang Rongdi
许久华

A- 71

Xu Jiuhua
冉方
Ran Fang
许金政
Xu Jinzheng
刑根章
Xing Genzhang
曾金梅
Zeng Jinmei
康文峰
Kang Wenfeng
张德进
Zhang Dejin
孙振太
Sun Zhentai
徐东元
Xu Dongyuan
徐晓梅
Xu Xiaomei
董俊凯
Dong Junkai
史功勋
Shi Gongxun
张登善
Zhang Dengshan
吴志本
Wu Zhiben
李博忠
Li Bozhong
孙加富

A- 72

Sun Jiafu
丁士杰
Ding Shijie
史成东
Shi Chengdong
董伟达
Dong Weida
朱福平
Zhu Fuping
沈坚
Shen Jian
张林娣
Zhang Lindi

A- 73